Exhibit 99.1

Sleep Number Announces Fourth Quarter and Full Year 2025 Results

Reports FY2025 Net Sales of $1.4 Billion, Exceeding Adjusted EBITDA Guidance

Realized $185 Million of Annualized Cost Savings

Launches New Products as the Next Phase of Turnaround Strategy to Return to Profitable Growth

MINNEAPOLIS – (March 12, 2026) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for fourth quarter and the year ended January 3, 2026.

Linda Findley, President and CEO, commented, "Sleep Number exceeded 2025 guidance provided on our last earnings call. We are still in full turnaround mode and made significant progress against our new product and marketing strategies while continuing to reduce costs. For the full year 2025, pro-forma adjusted EBITDA margin was approximately 9% and anticipate double-digit adjusted EBITDA growth in 2026 as we continue to execute on our strategy.

"The launch of our ComfortMode bed in January exceeded our expectations and is outselling plan by 3.5 times, with stronger margins than the beds it replaces. The rest of the new product line, available this month, is all built on the same consumer research highlighting comfort and value, and we anticipate similar strength from the new beds, as the supporting marketing is also performing well.

"Even with the strength of our product and marketing strategies, the negative industry impact at the start of the year plus the clearance of our existing products had an outsized impact on our liquidity. We are implementing a plan to address our liquidity and capital strategy as we move towards topline growth in the second half of the year."

Fourth Quarter Overview (all comparisons year-over-year unless otherwise noted)

•Net sales of $347 million, down 8%, driven by ongoing industry demand pressure and lower store traffic.
•Gross profit of $193 million, a decrease of $32 million. Gross profit margin of 55.6% compared to 59.9% for the same period last year, primarily due to a $9.6 million inventory obsolescence charge associated with the introduction of the company's new product line. Excluding the charge, adjusted gross profit margin was 58.4%.
•Operating expenses were $201 million. Adjusted operating expenses before restructuring and other non-recurring costs were $197 million, a decrease of $20 million, or 9%, driven by lower marketing and selling expenses, general and administrative expenses, and research and development expenses.
•Restructuring and other non-recurring costs were $14 million, driven primarily by the $9.6 million inventory obsolescence charge and contract termination costs due to store closures.
•Net loss of $59 million compared with a net loss of $5 million for the same period last year, driven primarily by lower net sales and recognition of a $47.9 million deferred tax valuation adjustment during the fourth quarter of 2025.
•Adjusted EBITDA of $19 million, down 26%, driven by a year-over-year net sales decline, partially offset by lower operating expenses. Adjusted EBITDA margin of 5.6%, down 140 basis points ("bps").

Sleep Number Announces Fourth-quarter and Full-year 2025 Results - Page 2 of 11
Full Year Overview (all comparisons year-over-year unless otherwise noted)

•Net sales of $1.4 billion, down 16%, driven by driven by ongoing industry pressure and lower store traffic.
•Gross profit of $833 million, a decrease of $170 million. Gross profit margin of 59.0% of net sales, down 60 bps, driven by the $9.6 million inventory write-down charge and partially offset by the benefit of product cost reductions through value engineering and ongoing supplier negotiations and ongoing efficiencies in our home delivery and logistics operations.
•Operating expenses were $880 million. Adjusted operating expenses before restructuring and other non-recurring costs were $824 million, a decrease of $136 million, or 14%, driven by lower marketing and selling expenses, general and administrative expenses, and research and development expenses.
•Restructuring and other non-recurring costs were $65 million, driven primarily by severance and employee-related benefits, contract termination costs due to store closures, asset impairment charges, and inventory obsolescence.
•Net loss of $132 million compared with a net loss of $20 million last year.
•Adjusted EBITDA of $78 million, down 35%, driven by year-over year net sales decline, partially offset by lower operating expenses. Adjusted EBITDA margin of 5.5%, down 160 bps, exiting the year with an annualized pro forma adjusted EBITDA margin of approximately 9%, a 200 bps improvement versus the prior year.

Cash Flows and Liquidity Review (all comparisons year-over-year unless otherwise noted)

•Net cash used in operating activities was $3 million, down $30 million.
•Free cash flow was a use of $18 million, down $21 million.
•The company's leverage ratio calculated under its credit agreement was 4.1x EBITDAR at the end of the year versus the amended covenant maximum of 4.5x.

Additional Business Highlights

Sleep Number is executing a turnaround strategy centered on product, marketing and distribution with ongoing cost savings and operating efficiencies to reignite growth and increase financial resilience. Recent highlights include:

•Leadership and Organizational Realignment – After appointing a new CEO in April 2025, the company further strengthened the executive team with the appointment of a new Chief Marketing Officer in May 2025 and Chief Financial Officer in December 2025 while reorganizing reporting lines and responsibilities to improve accountability, accelerate decision-making, and enhance customer responsiveness.
•Product Portfolio Transformation – The company announced a new product line, taking only ten months versus the historical two years to design and develop, aimed to meet customer demands and simplify the shopping experience to address a broader range of sleep needs. Sleep Number launched the ComfortMode™ bed in January and sales have exceeded expectations by more than three times. The remainder of the new product line was announced separately today and will be available for purchase on March 23.
•Modernized Marketing Foundation – Under new leadership, Sleep Number has rebuilt its marketing foundation with refreshed creative and channel-specific media strategies aimed at strengthening brand awareness and funnel performance to drive purchase intent.
•Cost Structure Reset – Implemented $185 million of annualized cost reductions through efficiencies in general and administrative, corporate structure, technology, and adapting Sleep Number’s existing real estate footprint. These changes created a more agile organization while preserving innovation. In 2026, Sleep Number is implementing another $50 million of annualized fixed costs savings.

Sleep Number Announces Fourth-quarter and Full-year 2025 Results - Page 3 of 11
•Capital Structure Review – Engaged Guggenheim Securities to evaluate inbound interest and other opportunities to address the company's amended credit facility and improve Sleep Number’s liquidity, balance sheet and flexibility.
Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 8:30 a.m. ET (7:30 a.m. CT; 5:30 a.m. PT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Sleep Number  is the leader in personalized sleep wellness. Its mattresses are designed to evolve with each sleeper to help them feel and perform their best. With adjustable firmness, pressure-relieving support and temperature balancing comfort built into every mattress, Sleep Number® beds adapt to customers’ changing needs, night after night, year after year.

Backed by almost 40 years of innovation, 1,000+ patents and patents pending, and billions of hours of sleep data, Sleep Number has helped more than 16 million people achieve their best sleep. The fully integrated model ensures quality, durability, and care at every step—from design and craftsmanship to delivery and long-term support.

Sleep Number products are awarded the industry's top recognitions, including ranked #1 in customer satisfaction for mattresses purchased in-store and online, and #1 in comfort, by J.D. Power. In addition, the company is the Official Sleep + Wellness Partner of the NFL, marking a relationship that leverages player health data, team partnerships, and league-wide initiatives to amplify brand awareness and drive consumer engagement.

Sleep Number mattresses, bases, bedding, and furniture are available exclusively at its 600 stores nationwide and online. To learn more, visit SleepNumber.com or a store near you.

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance, such as the statements that: the company is launching new products as the next phase of its turnaround strategy to return to profitable growth; it anticipates double digit increase to adjusted EBITDA in 2026; it anticipates strong sales and margins from the new product line launching this month; it is implementing a plan to address liquidity and capital strategy as it moves towards topline growth in the second half of 2026; it is executing a turnaround strategy centered on product, marketing and distribution with ongoing cost savings and operating efficiencies to reignite growth and increase financial resilience; it is implementing $50 million of annualized fixed costs savings in 2026; and it is working with Guggenheim Securities to address the company's amended credit facility and improve its liquidity, balance sheet and flexibility are forward-looking statements subject to certain risks and uncertainties which could cause the company’s results to differ materially. The most important risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission, including in Item 1A of the company’s Annual Report on Form 10-K and other periodic reports. Forward-looking statements speak only as of the date they are made, and the company does not undertake any obligation to update any forward-looking statement.

Investor Contact: investorrelations@sleepnumber.com
Media Contact: Muriel Lussier, muriel.lussier@sleepnumber.com

Sleep Number Announces Fourth-quarter and Full-year 2025 Results - Page 4 of 11

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Fourteen Weeks Ended		Thirteen Weeks Ended
	January 3, 2026	% of Net Sales	December 28, 2024	% of Net Sales
Net sales	$347,385	100.0%	$376,817	100.0%
Cost of sales	154,103	44.4%	151,236	40.1%
Gross profit	193,282	55.6%	225,581	59.9%
Operating expenses:
Sales and marketing	161,238	46.4%	170,232	45.2%
General and administrative	30,654	8.8%	38,234	10.1%
Research and development	6,291	1.8%	10,653	2.8%
Restructuring costs	3,151	0.9%	3,684	1.0%
Total operating expenses	201,334	58.0%	222,803	59.1%
Operating (loss) income	(8,052)	(2.3%)	2,778	0.7%
Interest expense, net	13,880	4.0%	11,742	3.1%
Loss before income taxes	(21,932)	(6.3%)	(8,964)	(2.4%)
Income tax expense (benefit)	36,578	10.5%	(4,299)	(1.1%)
Net loss	$(58,510)	(16.8%)	$(4,665)	(1.2%)

Net loss per share – basic and diluted	$(2.55)		$(0.21)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,952		22,659
Dilutive effect of stock-based awards	—		—
Diluted weighted-average shares outstanding	22,952		22,659

For the fourteen weeks ended January 3, 2026 and the thirteen weeks ended December 28, 2024, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Fourth-quarter and Full-year 2025 Results - Page 5 of 11

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Fifty-Three Weeks Ended		Fifty-Two Weeks Ended
	January 3, 2026	% of Net Sales	December 28, 2024	% of Net Sales
Net sales	$1,411,450	100.0%	$1,682,296	100.0%
Cost of sales	578,499	41.0%	679,523	40.4%
Gross profit	832,951	59.0%	1,002,773	59.6%
Operating expenses:
Sales and marketing	664,235	47.1%	766,624	45.6%
General and administrative	130,669	9.3%	149,956	8.9%
Research and development	33,942	2.4%	45,255	2.7%
Restructuring costs	50,697	3.6%	18,066	1.1%
Total operating expenses	879,543	62.3%	979,901	58.2%
Operating (loss) income	(46,592)	(3.3%)	22,872	1.4%
Interest expense, net	49,382	3.5%	48,368	2.9%
Loss before income taxes	(95,974)	(6.8%)	(25,496)	(1.5%)
Income tax expense (benefit)	35,984	2.5%	(5,162)	(0.3%)
Net loss	$(131,958)	(9.3%)	$(20,334)	(1.2%)

Net loss per share – basic and diluted	$(5.77)		$(0.90)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,883		22,606
Dilutive effect of stock-based awards	—		—
Diluted weighted-average shares outstanding	22,883		22,606

For the fifty-three weeks ended January 3, 2026 and the fifty-two weeks ended December 28, 2024, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Fourth-quarter and Full-year 2025 Results - Page 6 of 11
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	January 3, 2026	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$1,693	$1,950
Accounts receivable, net of allowances of $694 and $1,113, respectively	15,502	17,516
Inventories	82,233	103,152
Prepaid expenses	13,656	14,568
Other current assets	36,873	44,098
Total current assets	149,957	181,284
Non-current assets:
Property and equipment, net	86,528	129,574
Operating lease right-of-use assets	311,723	356,641
Goodwill and intangible assets, net	66,186	66,412
Deferred income taxes	399	33,575
Other non-current assets	65,267	93,324
Total assets	$680,060	$860,810
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$588,200	$546,600
Accounts payable	117,977	107,619
Customer prepayments	39,527	46,933
Accrued sales returns	12,817	19,092
Compensation and benefits	14,975	31,038
Taxes and withholding	11,429	18,619
Operating lease liabilities	81,191	82,307
Other current liabilities	46,430	55,804
Total current liabilities	912,546	908,012
Non-current liabilities:
Operating lease liabilities	273,111	307,201
Other non-current liabilities	72,878	97,183
Total non-current liabilities	345,989	404,384
Total liabilities	1,258,535	1,312,396
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,860 and 22,388 shares issued and outstanding, respectively	229	224
Additional paid-in capital	32,454	27,390
Accumulated deficit	(611,158)	(479,200)
Total shareholders’ deficit	(578,475)	(451,586)
Total liabilities and shareholders’ deficit	$680,060	$860,810

Sleep Number Announces Fourth-quarter and Full-year 2025 Results - Page 7 of 11

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	January 3, 2026	December 28, 2024
Cash flows from operating activities:
Net loss	$(131,958)	$(20,334)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	55,608	66,351
Stock-based compensation	6,282	11,444
Inventory obsolescence write off	9,565	—
Loss on impairment of strategic investment asset	16,225	—
Loss on disposal and impairment of leased assets	20,319	4,315
Deferred income taxes	33,176	(13,322)
Changes in operating assets and liabilities:
Accounts receivable	2,014	9,343
Inventories	11,354	12,281
Income taxes	(4,378)	3,987
Prepaid expenses and other assets	9,889	(10,867)
Accounts payable	22,673	(15,910)
Customer prepayments	(7,406)	(2,210)
Accrued compensation and benefits	(16,113)	2,755
Other taxes and withholding	(2,812)	(2,502)
Other accruals and liabilities	(27,721)	(18,188)
Net cash (used in) provided by operating activities	(3,283)	27,143

Cash flows from investing activities:
Purchases of property and equipment	(14,407)	(23,505)
Proceeds from sales of property and equipment	—	156
Issuance of notes receivable	—	(2,942)
Payment to secure contractual rights	(3,280)	—
Net cash used in investing activities	(17,687)	(26,291)

Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	28,068	(673)
Repurchases of common stock	(1,213)	(768)
Debt issuance costs	(6,142)	—
Net cash provided by (used in) financing activities	20,713	(1,441)

Net decrease in cash and cash equivalents	(257)	(589)
Cash and cash equivalents, at beginning of period	1,950	2,539
Cash and cash equivalents, at end of period	$1,693	$1,950

Sleep Number Announces Fourth-quarter and Full-year 2025 Results - Page 8 of 11
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Percent of sales:
Retail stores	86.6%	86.6%	87.6%	87.6%
Online, phone, chat and other	13.4%	13.4%	12.4%	12.4%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales[4]	(15%)	(9%)	(17%)	(9%)
Online, phone and chat[4]	(15%)	(17%)	(17%)	(17%)
Total Retail comparable sales change[4]	(15%)	(10%)	(17%)	(10%)
Net opened/closed stores and other	7%	(2%)	1%	(1%)
Total Company	(8%)	(12%)	(16%)	(11%)

Stores open:
Beginning of period	611	643	640	672
Opened	1	1	6	12
Closed	(12)	(4)	(46)	(44)
End of period	600	640	600	640

Other metrics:
Average sales per store ($ in 000's)[1,4]	$1,946	$2,601
Average sales per square foot[1,4]	$629	$841
Stores > $2 million net sales[2,4]	32%	57%
Stores > $3 million net sales[2,4]	8%	18%
Average revenue per smart bed unit[3]	$6,393	$5,959	$6,060	$5,818

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.
4 Fiscal 2025 included 53 weeks, as compared to 52 weeks in fiscal 2024. The additional week in 2025 was in the fiscal fourth quarter. Total Retail comparable sales have been adjusted to remove the estimated impact of the additional week on the three and twelve months ended January 3, 2026.

Sleep Number Announces Fourth-quarter and Full-year 2025 Results - Page 9 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)
We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net loss plus: income tax expense (benefit), interest expense, depreciation and amortization, stock-based compensation, restructuring costs, other non-recurring items, and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Net loss	$(58,510)	$(4,665)	$(131,958)	$(20,334)
Income tax expense (benefit)	36,578	(4,299)	35,984	(5,162)
Interest expense	13,880	11,742	49,382	48,368
Depreciation and amortization	12,091	15,628	53,169	64,979
Stock-based compensation	1,570	1,903	6,282	11,444
Restructuring costs[1]	3,151	3,684	50,697	18,066
Other non-recurring items[2]	10,643	998	14,699	998
Asset impairments	—	1,220	—	1,220
Adjusted EBITDA	$19,403	$26,211	$78,255	$119,579
1 Represents costs related to business restructuring actions.
2 Other non-recurring items includes the following:

	Three Months Ended		Trailing Twelve Months Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Inventory obsolescence write off	$9,565	$—	$9,565	$—
CEO transition costs	450	224	1,584	224
Debt issuance cost write off	—	—	1,596	—
Proxy contest costs	—	774	1,148	774
CFO search costs	164	—	340	—
Legal and consulting costs	464	—	466
Other non-recurring items	$10,643	$998	$14,699	$998

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Net cash provided by (used in) operating activities	$1,876	$(23,681)	$(3,283)	$27,143
Subtract: Purchases of property and equipment	2,519	6,287	14,407	23,505
Free cash flow	$(643)	$(29,968)	$(17,690)	$3,638

Note - Our Adjusted EBITDA and Free Cash Flow are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2025 Results - Page 10 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Operating expenses	$201,334	$222,803	$879,543	$979,901
Subtract: Restructuring costs	3,151	3,684	50,697	18,066
Subtract: Asset impairments	—	1,220	—	1,220
Subtract: Other non-recurring items[1]	1,078	998	5,134	998
Non-GAAP operating expenses	$197,105	$216,901	$823,712	$959,617
Operating expense reduction versus prior period, excluding restructuring costs and non-recurring items	$19,796		$135,905
1 Excludes inventory obsolescence write off of $9.6 million, which is included in the cost of sales line on the statement of operations.

	Three Months Ended		Trailing Twelve Months Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Gross profit	$193,282	$225,581	$832,951	$1,002,773
Gross profit margin	55.6%	59.9%	59.0%	59.6%
Add: Inventory obsolescence write off	9,565	—	9,565	—
Non-GAAP gross profit	$202,847	$225,581	$842,516	$1,002,773
Non-GAAP gross profit margin	58.4%	59.9%	59.7%	59.6%

Trailing Twelve Months Ended
January 3, 2026
Adjusted EBITDA	$78,255
Proforma annualized cost reductions[1]	50,000
Proforma adjusted EBITDA	128,255
Net sales	1,411,450
Proforma adjusted EBITDA margin	9.1%
1 Represents annualized impact of cost reductions over the future trailing twelve months the Company has executed.

Note - Our Non-GAAP Operating Expenses, Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, and Proforma Adjusted EBITDA measures are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2025 Results - Page 11 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

	Trailing Twelve Months Ended
	January 3, 2026	December 28, 2024
Borrowings under revolving credit facility	$588,200	$546,600
Outstanding letters of credit	8,800	7,147
Finance lease obligations	159	241
Consolidated funded indebtedness	$597,159	$553,988
Operating lease liabilities[1]	354,302	389,508
Total debt including operating lease liabilities (a)	$951,461	$943,496

Adjusted EBITDA (see above)	$78,255	$119,579
Consolidated rent expense	104,983	107,105
Proforma annualized cost reductions[2]	50,000	—
Consolidated EBITDAR (b)	$233,238	$226,684
Net Leverage Ratio under revolving credit facility (a divided by b)	4.1 to 1.0	4.2 to 1.0
1Reflects operating lease liabilities included in our financial statements under ASC 842.
2Represents annualized impact of cost reductions over the future trailing twelve months the Company has executed.

Note - Our Net Leverage Ratio under Revolving Credit Facility, Adjusted EBITDA and EBITDAR calculations are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2025 Results - Page 12 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (Adjusted ROIC)
(in thousands)

Adjusted ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our adjusted invested capital. Management believes Adjusted ROIC is also a useful metric for investors and financial analysts. We compute Adjusted ROIC as outlined below. Our definition and calculation of Adjusted ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile adjusted net operating profit after taxes (Adjusted NOPAT) and total adjusted invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	January 3, 2026	December 28, 2024
Adjusted net operating profit after taxes (Adjusted NOPAT)
Operating income	$(46,592)	$22,872
Add: Operating lease interest[1]	24,346	26,775
Less: Income taxes[2]	4,495	(11,907)
Adjusted NOPAT	$(17,751)	$37,740

Average adjusted invested capital
Total deficit	$(578,475)	$(451,586)
Add: Long-term debt[3]	588,359	546,841
Add: Operating lease liabilities[4]	354,302	389,508
Total adjusted invested capital at end of period	$364,186	$484,763

Average adjusted invested capital[5]	$439,902	$497,972

Adjusted ROIC[6]	(4.0%)	7.6%

1	Represents the interest expense component of lease expense included in our financial statements under ASC 842, Leases.
2	Reflects annual effective income tax rates, before discrete adjustments, of 20.2% and 24.0% for January 3, 2026 and December 28, 2024, respectively.
3	Long-term debt includes existing finance lease liabilities.
4	Reflects operating lease liabilities included in our financial statements under ASC 842.
5	Average adjusted invested capital represents the average of the last five fiscal quarters' ending adjusted invested capital balances.
6	Adjusted ROIC equals Adjusted NOPAT divided by average adjusted invested capital.

Note - The Company's Adjusted ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.